EXHIBIT 10.51


                     DEVELOPMENT AND DISTRIBUTION AGREEMENT


                  Agreement made as of the 22nd day of December, 1995 (the "Effective Date"), by and between Pfizer Health Sciences, Inc. ("Pfizer Health"), a Delaware corporation having its principal place of business at 235 East 42nd Street, New York, New York 10017-5755, and National Health Enhancement Systems, Inc. ("NHES"), a Delaware corporation having its principal place of business at 3200 North Central Avenue, Suite 1750, Phoenix, Arizona 85012;

                  WHEREAS, NHES is in the business of developing, marketing, selling and operating the products described on Schedule A attached hereto (the "NHES Products") and offers, or intends to offer the services described on Schedule A attached hereto ("NHES Services");

                  WHEREAS,   Pfizer  Health  and  its   Affiliates  (as  defined
hereunder) desire to use, and to distribute to third party end-users, NHES Products and NHES Services;

                  WHEREAS, Pfizer Health and NHES desire to enter into an arrangement for the development of: (i) customized products, including, but not limited to, the [Deleted - see *] ("Customized Products"); (ii) services to health care organizations and their beneficiaries by the operation of any Customized Product ("Related Services"); and (iii) interfaces between the NHES Products, Customized Products (including, but not limited to, [Deleted - see *]) and [Deleted - see *];

                  WHEREAS, Pfizer Health and its Affiliates desire to use, and to distribute to third party end-users, such Customized Products, Related Services and Interfaces; and

                  WHEREAS, the parties desire to accomplish the foregoing on the terms and conditions set forth herein.

                  In consideration of the mutual promises and subject to the terms and conditions set forth herein, Pfizer Health and NHES agree as follows:

(* Confidential Treatment Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934)


                             Section 1. DEFINITIONS

         When used in this Agreement and in each Work Order issued hereunder, the capitalized terms listed in this Section 1 shall have the following meanings:

         1.1. Affiliate -- of a party shall mean any corporation or other business entity that directly or indirectly controls, is controlled by, or is under common control with, such party.

         1.2. Change in Control -- of NHES means (a) whenever a majority of the members of the Board of Directors of NHES shall have been elected against the recommendation of the management of NHES or the Board of Directors of NHES in office immediately prior to such election; provided, however, that for purposes of this clause (a), a member of such Board of Directors whose initial election occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than such Board of Directors shall be deemed to have been elected against the recommendation of such Board of Directors; (b) whenever any person or group of persons (other than those set forth in Schedule I) shall acquire (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions) or otherwise beneficially own equity securities of NHES that represent in excess of fifty (50) percent of the voting power of all outstanding equity securities of NHES generally entitled to vote for the election of directors; or (c) whenever any pharmaceutical company shall acquire (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions) or otherwise beneficially own equity securities of NHES that represent in excess of thirty (30) percent of the voting power of all outstanding equity securities of NHES generally entitled to vote for the election of directors.

         1.3. Code -- shall mean computer programming code other than Source Code, including, without limitation, the machine-readable form of such code (hereinafter "Object Code"), any Maintenance Modifications or Basic Enhancements thereto created by NHES and made generally available to its customers from time to time, and Major Enhancements thereto when added in connection with a Work Order issued hereunder.

         1.4. Customer -- shall mean any third party that purchases or licenses products or services from Pfizer Health, including, without limitation, any NHES Product, NHES Service, Customized Product, Related Service, or [Deleted - see *].

              (a) Tier 1 Customer -- shall mean a Customer having more than 250,000 beneficiaries.

              (b) Tier 2 Customer -- shall mean a Customer having no more than 250,000 beneficiaries.

         1.5. Deliverables -- shall mean all Code, Documentation, Customized Products, [Deleted see *], data, databases, and other materials developed by NHES under this Agreement or any Work Order issued hereunder.

         1.6. Derivative Work -- shall mean a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and that, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work.

         1.7. Documentation -- shall mean user manuals and other written materials, including materials useful for design (e.g., logic manuals, flow charts, and principles of operation). Documentation shall include any Maintenance Modifications or Basic Enhancements thereto created by NHES from time to time, and shall include Major Enhancements thereto when added to the Documentation in connection with a Work Order issued hereunder.

         1.8. Enhancements -- shall mean changes or additions, other than Maintenance Modifications, to Code and Source Code and related Documentation, that are incorporated in any new release that NHES makes available to more than one third party or to Pfizer and that improve functions, add new functions, or significantly improve performance by changes in system design or coding.


              (a) Basic Enhancements -- shall mean any Enhancements that are not Major Enhancements.

              (b) Major Enhancements -- shall mean Enhancements that (1) have a value and utility separate from the use of the Code and Documentation; (2) as a practical matter, may be priced and offered separately from the Code and Documentation; and (3) are not made available to any of NHES' customers without separate charge.

         1.9. Error -- shall mean any error,  problem,  or defect resulting from
(1) an incorrect functioning of Code, or (2) an incorrect or incomplete statement of diagram in Documentation, if such an error, problem, or defect renders the Code inoperable, causes the Code to fail to meet the specifications thereof, causes the Documentation to be inaccurate or incomplete in any material respect, causes incorrect results, or causes incorrect functions to occur when any such materials are used.

         1.10. Initial Term -- shall mean the period of one (1) year from the Effective Date.

         1.11. Maintenance Modifications -- shall mean any modifications or revisions that NHES makes available to more than one third party or to Pfizer, other than Enhancements, to Code or Documentation that correct Errors, support new releases of the operating systems with which the Code is designed to operate, support new input/output (I/O) devices, or provide other incidental updates and corrections.

         1.12. Product Completion -- shall mean the date of Pfizer Health's acceptance of a Customized Product or Interface in accordance with the parameters set forth in the applicable Work Order.

         1.13. Quarter -- shall mean any consecutive three-month period of the Initial Term, commencing on the Effective Date and each three months thereafter.

         1.14. Representative -- of a party shall mean any officer, director, employee, independent contractor, agent, assign or any other person or entity working under the supervision of or at the direction of such party.

         1.15. Source Code -- shall mean the human-readable form of the computer programming code and related Documentation, including all comments and any procedural code such as job control language and including any Maintenance


Modifications or Basic Enhancements thereto created by NHES and made generally available to its customers from time to time, and Major Enhancements thereto when added in connection with a Work Order issued hereunder.

         1.16. Technology -- shall mean all materials, processes, inventions, works of authorship, techniques, data, know how, algorithms, programs, subroutines, specifications, tools, testing and maintenance specifications, and related technology, that are used in, incorporated in, embodied in or displayed by any Code or Source Code, or used or useful in the design, development, reproduction, maintenance or modification of any Code or Source Code, and all intellectual property rights, including, without limitation, those in patents, copyrights, and trade secrets in the foregoing.

         1.17. Third Party Product -- shall mean any Code, Source Code or other Technology that is owned by a third party.

         1.18. Work Order -- shall mean an agreement entered into by Pfizer Health and NHES pursuant to this Agreement for the development of a Customized Product, Related Service, [Deleted - see *], or the provision of services pursuant to Sections 4.2 and 4.3, a form of which is attached hereto as Schedule C.


              Section 2. SUPPLY OF NHES PRODUCTS AND NHES SERVICES

         2.1. NHES' Obligation to Supply. (a) NHES shall provide to Pfizer Health all NHES Products and NHES Services ordered by Pfizer Health hereunder at prices to be determined according to Section 14.2.

         (b) NHES shall also provide to Pfizer Health Customized Products, Related Services, and [Deleted - see *] in accordance with this Agreement and pursuant to a Work Order hereunder, including, without limitation, all Code, Source Code, Documentation, Enhancements, and Maintenance Modifications related thereto, at fees to be determined according to Section 14.3.

         2.2. Pfizer Health's Obligation to Acquire. (a) Within one (1) year of the Effective Date, Pfizer Health shall acquire the NHES Products and NHES Services at the prices listed on Schedule A hereto in an amount of $1,375,000, which shall be payable pursuant to Section 14.1.

         (b) Pfizer Health shall deliver to NHES a written purchase order specifying such NHES Products and NHES Services in accordance with Schedule J by each of the following dates: January 15, 1996; March 15, 1996; June 14, 1996; and September 13, 1996.


                         Section 3. SOFTWARE DEVELOPMENT

         3.1. Health Risk Assessment Tool. (a) NHES shall develop the HRA at no additional cost to Pfizer Health, pursuant to the HRA project description attached hereto as Schedule B. NHES shall use its best efforts to develop a more detailed product description, specifications, and development schedule that meet Pfizer Health's approval by January 31, 1996.

         (b) NHES shall provide Enhancements and new releases to the HRA pursuant to the Work Order process.

         3.2. Customized Products and Related Services. NHES shall develop Customized Products and Related Services upon the execution of, and pursuant to the terms of, a Work Order.

         3.3.     [Deleted - see *]

         (b) [Deleted - see *] shall be at no additional cost to Pfizer Health. The cost to Pfizer Health of any additional [Deleted - see *] will be set forth in the related Work Order.


                 Section 4. NHES SUPPORT AND CONSULTING SERVICES

         4.1. Standard Product Support and Consulting Services. (a) NHES, through its service department, shall provide product support and consulting services to Pfizer Health, its Affiliates and its Customers, as set forth in, and under the terms and conditions (including but not limited to cost) of, the License Agreement attached hereto as Schedule D, or Annual License, Support and Maintenance Agreement attached hereto as Schedule E, as applicable, provided the same is executed and delivered by the applicable user.

 (b)      Such services shall include, but not be limited to:
          (1)      initial software and hardware installation;
          (2)      start-up training; and
          (3) routine product servicing, including, without limitation, the development of Maintenance Modifications to the Customized Products.

         (c) The cost to Pfizer Health of support and consulting services for Customized Products provided by NHES to Pfizer Health or any of its Affiliates is set forth in Section 14.3.

         4.2. Additional Product Support and Consulting Services. (a) NHES shall provide additional product support and consulting services to Pfizer Health, its Affiliates and its Customers upon the issuance of a Work Order specifying the requested services and the cost to Pfizer Health, its Affiliate or its Customer, as applicable.

         (b) NHES shall provide such services either through its service department or, at NHES' discretion, by subcontracting such services to a third party service provider (or providers) in accordance with the Work Order; provided that Pfizer Health approves any such subcontract, including, without limitation, the subcontractor, in advance. Pfizer Health's approval of any such subcontract shall not be unreasonably withheld.

         (c) The cost to Pfizer Health of such support and consulting services provided by NHES to Pfizer Health or any of its Affiliates is set forth in
Section 14.4.

         4.3. Turnkey Services. (a) NHES shall provide turnkey services, including, but not limited to, hardware purchasing, space configuration, training and staffing, to Pfizer Health, its Affiliates, and its Customers, upon the issuance of a Work Order specifying the requested services and the cost to Pfizer Health, its Affiliate, or its Customer, as applicable.

         (b) NHES shall provide such services either through its service department or, at NHES' discretion, by subcontracting such services to a third party service provider (or providers) in accordance with the Work Order; provided that Pfizer Health approves any such subcontract, including, without limitation, the subcontractor, in advance. Pfizer Health's approval of any such subcontract shall not be unreasonably withheld.

         (c) The cost to Pfizer Health of such support and consulting services provided by NHES to Pfizer Health or any of its Affiliates is set forth in
Section 14.4.

         4.4. Discontinued NHES Products. (a) NHES shall continue to provide support services to Pfizer Health or its Affiliate, as applicable, at Pfizer Health's request, for at least the two (2) most recent versions of any discontinued NHES Product for the term of this Agreement, and, in any event, until Pfizer Health or its Affiliate, as applicable, has completed its transition to a substitute NHES Product. Such transition period shall not exceed ninety (90) days.

                  (b) NHES shall continue to provide support services to any Customer, at the Customer's request, for at least the two (2) most recent versions of any discontinued NHES Product for the term of any applicable License Agreement or Annual License, Support and Maintenance Agreement and, in any event, until the Customer has completed its transition to a substitute NHES Product. Such transition period shall not exceed ninety (90) days.


                         Section 5. PROMOTIONAL MATERIAL

         5.1. Provision of Marketing Resources. Pfizer Health shall provide reasonable marketing resources for the development, production and distribution of promotional material for the NHES Products, NHES Services, Customized Products, Related Services and [Deleted - see *], including access to personnel designated by Pfizer Health, the use of Pfizer Health's or its Affiliates' vendors for the purpose of obtaining volume discounts, and any additional resources designated and agreed to by Pfizer Health. Reasonable resources shall not include access to Pfizer Health's or any of its Affiliates' pharmaceutical sales representatives unless Pfizer Health agrees otherwise.

         5.2. Allocation of Cost. If the promotion is initiated by Pfizer Health or any of its Affiliates, the cost of the promotional material shall be borne by Pfizer Health. If the promotion is initiated by NHES or any of its Affiliates, the cost of the promotional material shall be borne by NHES.


                         Section 6. CUSTOMER INFORMATION

         6.1. Pfizer Health's Obligation. Pfizer Health shall provide NHES with customer information on a confidential basis, as needed, for the sole purpose of coordinating sales calls between the two parties, unless such information violates a confidentiality agreement between Pfizer Health and a Customer.

         6.2. NHES' Obligation. NHES shall provide Pfizer Health and its Affiliates with access to its customer database on a confidential basis, including, without limitation, stand-alone or on-line access, to a limited number of personnel on a "need to know basis," for the sole purpose of coordinating sales calls between the two parties.


            Section 7. CONTRACT ADMINISTRATION AND PROJECT MANAGEMENT

         7.1. Contract Coordinator. (a) On the Effective Date, each party shall notify the other party of the name, business address, and telephone number of its Contract Coordinator.

         (b)      The Contract Coordinator shall be responsible for:

              (1) arranging all meetings, visits, and consultations between the parties that are of a non-technical nature;

              (2) receiving all notices other than those described in Section 22.12(a), including, but not limited to, all requests, reports, or approvals under this Agreement; and
              (3) all administrative matters such as invoices, payments, and amendments to the Agreement.

         7.2. Technical Coordinator. Each Work Order shall state the name, business address, and telephone number of the Technical Coordinator of each party, who may also be the Contract Coordinator. The Technical Coordinator shall be responsible for performance under such Work Order, including, but not limited to, the transmission and receipt of Deliverables and technical information between the parties.

         7.3. Support Services Personnel. The following personnel of NHES' service department shall be responsible for NHES' performance under Section 4: one (1) Manager, one (1) Sales Specialist, and one (1) Client Service Coordinator. NHES shall identify the Manager within ninety (90) days of the Effective Date, and the Sales Specialist and Client Service Coordinator within one hundred eighty (180) days of the Effective Date.

         7.4. Issuance of Work Orders. A Work Order may be originated by a written request by Pfizer Health, a written proposal by NHES, or other written instrument by either of the parties, and shall become effective, and shall be deemed to have issued, upon its execution by authorized representatives of both parties.

         7.5.  Notice.  All notice  required or permitted to be given under this
Section 7 shall be in writing and shall be deemed to have been given if personally delivered, faxed (with receipt confirmed) or mailed (by registered or certified air mail, return receipt requested), postage prepaid, to the persons identified in this Section 7, as applicable or as designated from time to time by written notice.


                               Section 8. CHANGES

         8.1. Changes in Work Order. (a) Changes in any Work Order, including, without limitation, any Specifications or Deliverables related thereto, shall become effective only when a written change request is executed by authorized representatives of both parties. Change requests that do not substantially affect the nature of Deliverables, their performance or functionality, and that do not change the total estimated time for development or provision of services stated in the Work Order by more than ten percent (10%), or the estimated development cost or support cost stated in the Work Order by more than ten percent (10%), as applicable, may be requested and/or accepted by the parties' Technical Coordinators. All other change requests with respect to this Agreement or any Work Order must be requested and/or accepted by both parties' Contract Coordinators.

         (b) NHES may not decline to accept any change requests that reduce the cost of performance, provided that an equitable adjustment in compensation is made for the out-of-pocket costs of any performance or preparation already undertaken. NHES further may not decline any change requests that increase the cost or magnitude of performance, provided that the changes are reasonable in scope and result in a commensurate increase in compensation.

         8.2. Unused NHES Products and NHES Services. (a) For any NHES Product purchased by Pfizer Health in the first Quarter, NHES hereby grants Pfizer Health the option to upgrade such NHES Product to a new version of the NHES Product during the Initial Term at no additional cost to Pfizer Health under the terms and conditions set forth on Schedules D and E, as applicable, or NHES' standard form agreement for NHES Services, as the same may be hereafter developed.

         (b) For any NHES Product or NHES Service purchased by Pfizer Health during the second, third and fourth Quarters, NHES hereby grants Pfizer Health the option to exchange any NHES Product or NHES Service acquired by Pfizer Health for any other NHES Product or NHES Service of the same or comparable value during the Initial Term, at no additional cost to Pfizer Health; provided that such option is exercised in accordance with Schedule J.

         8.3. Enhancements. (a) For any NHES Product or Customized Product, NHES shall develop Enhancements in accordance with a Work Order.

         (b) NHES shall provide Pfizer Health with advance notice of the availability of other Enhancements for incorporation into any NHES Product or Customized Product, which shall be no later than the advance notice provided to any third party end-user of such NHES Product or Customized Product. NHES shall notify Pfizer Health promptly of any Enhancement, or its intention to develop an Enhancement, which is likely to adversely affect the utility of the subject matter of a pending Work Order.

         8.4. Delay. NHES agrees to notify Pfizer Health promptly of any factor, occurrence, or event coming to its attention that NHES believes in good faith may materially and adversely affect NHES' ability to meet the requirements of any Work Order issued under this Agreement, or that NHES believes in good faith is likely to occasion any material delay in delivery of Deliverables. Such factors, occurrences, and events include, but are not limited to, the loss or reassignment of key employees, threat of strike, major equipment failure, or threat of Change in Control of NHES.


                              Section 9. OWNERSHIP

         9.1. NHES Products and NHES Services. (a) Ownership of all NHES Products and NHES Services shall remain with NHES. Schedule A identifies all NHES Products and NHES Services that are commercially available on, or planned as of, the Effective Date.

         (b) If, at any time during the term of this Agreement but independent of its performance under this Agreement, NHES develops additional medical call center or other demand management products or services that are commercially available and are not listed on Schedule A, NHES shall promptly amend Schedule A to include the same and the prices therefor.

         9.2. Customized Products, Related Services and Interfaces. NHES shall own all Customized Products, Related Services and [Deleted - see *] developed pursuant to this Agreement, including, but not limited to, all Deliverables, Code, Source Code, Derivative Works, and Documentation, and including all trade secrets, copyrights, patents, and other intellectual property rights therein and thereto.


                              Section 10. LICENSES

         10.1 License of NHES Products and NHES Services in the United States.

         (a) License to Use. NHES grants to Pfizer Health and its Affiliates a non-exclusive license to use the NHES Products and NHES Services ordered by Pfizer Health from NHES pursuant to Section 2.2, including, but not limited to, any related Technology and any updates, Enhancements, Maintenance Modifications, or new releases thereof, in the United States, under the terms and conditions set forth on Schedules D and E, as applicable, or NHES' standard form agreement for NHES Services, as the same may be hereafter developed.

         (b) License to Market, Etc. NHES grants to Pfizer Health a non-exclusive license to market, distribute, lease, and sublicense, during the term of this Agreement, the NHES Products and NHES Services ordered by Pfizer Health from NHES pursuant to Section 2.2, including, but not limited to, any related Technology and any updates, Enhancements, Maintenance Modifications, or new releases thereof, to its Customers in the United States, provided that such Customers agree to use the NHES Products and NHES Services pursuant to the terms and conditions of an agreement that is substantially similar to either Schedule D or E, as applicable, or NHES' standard form agreement for NHES Services, as the same may be hereafter developed.

         10.2.    License of [Deleted - see *] in the United States.

         (a) License to Use. NHES hereby grants Pfizer Health and its Affiliates a perpetual license to use the [Deleted - see *], including, but not limited to, any related Technology and any updates, Enhancements, Maintenance Modifications, or new releases thereof, in the United States, under the terms and conditions of an agreement that is substantially similar to either Schedule D or E, as applicable, or NHES' standard form agreement for NHES Services, as the same may be hereafter developed. Such license shall be exclusive except for the sublicenses authorized by Section 10.2(b).

         (b) License to Market, Etc. NHES hereby grants Pfizer Health a perpetual, exclusive license to market, distribute, lease, and sublicense the [Deleted - see *], including, but not limited to, any related Technology and any updates, Enhancements, Maintenance Modifications, or new releases thereof, to its Customers in the United States; provided that such Customers agree to use the [Deleted see *] pursuant to the terms and conditions of an agreement that is substantially similar to either Schedule D or E, as applicable, or NHES' standard form agreement for NHES Services, as the same may be hereafter developed.

         10.3. License of Other Customized Products, Related Services and [Deleted - see *] in the United States.

         (a) License to Use. NHES hereby grants Pfizer Health and its Affiliates a perpetual license to use the Customized Products other than [Deleted - see *], and Related Services and [Deleted see *], including, but not limited to, any related Technology and any updates, Enhancements, Maintenance Modifications, or new releases thereof, in the United States, under the terms and conditions of an agreement that is substantially similar to either Schedule D or E, as applicable, or NHES' standard form agreement for NHES Services, as the same may be hereafter developed. Such license shall be exclusive except for the sublicenses authorized by Section 10.3(b).

         (b) License to Market, Etc. NHES hereby grants Pfizer Health a perpetual, exclusive license to market, distribute, lease, and/or sublicense the Customized Products other than [Deleted see *], and Related Services and Interfaces, including, but not limited to, any related Technology and any updates, Enhancements, Maintenance Modifications, or new releases thereof, to its Customers in the United States; provided that such Customers agree to use the Customized Products ( [Deleted - see *]) and [Deleted - see *] pursuant to the terms and conditions of an agreement that is substantially similar to either Schedule D or E, as applicable, or NHES' standard form agreement for NHES Services, as the same may be hereafter developed.

         (c) Exclusivity. If the exclusivity of the license granted in Section 10.3(b) causes at least three (3) lost opportunities by NHES to provide its medical call center products to third party end-users within any consecutive twenty-four (24)-month period, NHES may distribute the Customized Products (other than [Deleted - see *]) to third party end-users in the United States, other than any other pharmaceutical company or any Affiliate thereof for perpetual term and in accordance with the terms and conditions of the relevant Work Order (including any relevant royalty payments payable by NHES to Pfizer Health); provided that, at Pfizer Health's request, NHES submits proof of such loss and causation to Pfizer Health to Pfizer Health's reasonable satisfaction prior to marketing the Customized Products.

         10.4 License of [Deleted - see *] and Other Customized Products, Related Services and Interfaces Outside the United States.

         (a) License to Use. NHES hereby grants Pfizer International Inc., an Affiliate of Pfizer Health ("Pfizer IPG"), a perpetual license to use the Customized Products, Related Services, and [Deleted - see *], including, but not limited to, any related Technology and any updates, Enhancements, Maintenance Modifications, or new releases thereof, under the terms and conditions of an agreement that is substantially similar to either Schedule D or E, as applicable, or NHES' standard form agreement for NHES Services, as the same may be hereafter developed. Such license shall be exclusive except as provided in
Section 10.4(b) and 10.4(c).

         (b) License to Market, Etc. NHES hereby grants Pfizer IPG a perpetual license to market, distribute, lease, and sublicense the Customized Products, Related Services, and [Deleted - see *], including, but not limited to, any related Technology and any updates, Enhancements, Maintenance Modifications, or new releases thereof, to third party end-users outside of the United States; provided that such Customers agree to use the Customized Products and Interfaces pursuant to the terms and conditions of an agreement that is substantially similar to either Schedule D or E, as applicable, or NHES' standard form agreement for NHES Services, as the same may be hereafter developed. Such license shall be exclusive except as provided in Section 10.4(c).

         (c) NHES' Rights. NHES shall retain the right to use, market, distribute, lease and sublicense the Customized Products to third party end-users outside of the United States for the term of this Agreement and for twelve (12) months thereafter.

         10.5.    License of Data.

         (a) License to Use. NHES hereby grants Pfizer Health and its Affiliates a perpetual, royalty-free license to use any data or databases owned by NHES that are reasonably required by Pfizer Health and its Affiliates for operation of the NHES Products, NHES Services, Customized Products, Related Services, and [Deleted - see *], provided that such use does not violate any confidentiality agreement between NHES and any third party.

         (b) Right to Sublicense. NHES further grants Pfizer Health a perpetual right to sublicense to its Customers the right to use any data or databases owned by NHES that are reasonably required by its Customers for operation of the NHES Products, NHES Services, Customized Products, Related Services, and [Deleted - see *]; provided, however, that no Customer shall further sublicense such right.

         10.6.  License  Modifications.  Notwithstanding  the provisions of this
Section 10, NHES may from time to time reasonably modify the terms and conditions contained in Schedules D and E; provided, however, that no such modification may adversely affect the rights of Pfizer Health hereunder.


                               Section 11. ESCROW

         11.1. Escrow Agreement. NHES shall enter into an agreement with Pfizer Health and an escrow agent to be agreed upon by the parties (the "Escrow Agent") within thirty (30) days of the Effective Date, for the deposit and custody with the Escrow Agent of the Source Code for any and all NHES Products, Customized Products, [Deleted - see *], and any other Deliverables, including any Enhancements and Maintenance Modifications (the "Escrow Agreement"). NHES shall use its best efforts to enter into such agreement within such period. Notwithstanding the foregoing, Pfizer Health shall not unreasonably withhold its consent to such Escrow Agreement.

         11.2. Deposit and Custody of Source Code. Pursuant to the Escrow Agreement, NHES shall deposit the Source Code described in Section 11.1 with the Escrow Agent.

         11.3. Release of Source Code. (a) Pursuant to the Escrow Agreement, NHES, on 30 days written notice from Pfizer Health, shall authorize the Escrow Agent to release copies of all Source Code described in Section 11.1 to Pfizer Health, on a confidential basis, in the event that, but only for so long as, NHES is unable to perform its obligations under Section 4, and only to the extent Pfizer Health reasonably believes necessary for Pfizer Health's performance of such obligations. Any dispute concerning whether Pfizer Health's access to the Source Code was reasonably necessary will be resolved pursuant to provisions contained in the Escrow Agreement.

         (b) Pfizer Health shall use the Source Code for the NHES Products only for the performance of the services described in Section 4, and, in any event, not for distribution to any third party.

         11.4. Return or Destruction of Source Code for NHES Products. If NHES is able to perform its obligations under Section 4 at any time after the release of the Source Code for the NHES Products pursuant to Section 11.3, or upon termination of this Agreement, whichever occurs first, Pfizer Health shall return to the Escrow Agent, or destroy, any and all copies of such Source Code.

         11.5. Verification and Testing of Source Code. Upon written notice to NHES and the Escrow Agent, and at Pfizer Health's expense, Pfizer Health shall have the right to appoint a consultant to conduct tests of the Source Code held in escrow pursuant to Section 11.1, under the supervision of NHES and subject to reasonable confidentiality requirements requested by NHES, to confirm that they are a correct, current, and complete version of the Deliverables.


                           Section 12. CONFIDENTIALITY

         12.1. Definition of Confidential Information. Pfizer Health and NHES recognize that, in connection with their performance under this Agreement, each of them may disclose to the other information about the disclosing party's (or one of its Affiliates') business or activities which such party or such Affiliate considers proprietary and confidential and that, in the course of the performance of their duties under this Agreement, each will create certain materials and develop certain Software and Technology that are not generally known. All of such information of each party and its Affiliates, which shall include all business, customer, financial and technical information of a party or one of its Affiliates, all Technology, the terms and provisions of this Agreement, and any other information of a party designated by that party as confidential information, is hereafter referred to as "Confidential Information," except that the existence of this Agreement itself shall not be deemed confidential.

         12.2. Treatment of Confidential Information. The party receiving any Confidential Information (the "Receiving Party") shall maintain it in confidence and shall not use it for any purpose other than the purposes contemplated by this Agreement.

Pfizer Health and NHES may disclose the other's  Confidential  Information only:
(1) to the Representatives of such party (and, in the case of Pfizer Health, to Pfizer Inc. and the Representatives thereto); and (2) upon the prior approval of the party disclosing its Confidential Information (the "Disclosing Party").

         12.3. Exceptions. (a) The obligations of Section 12.2 shall not apply to information that the Receiving Party can show to the reasonable satisfaction of the Disclosing Party:

              (1)  is  in  the   possession  of  the  Receiving   Party  without
                   obligation of confidence to the Disclosing Party before receipt thereof from the Disclosing Party;

              (2) is or has become available to the public without fault of the Receiving Party; or

              (3) is disclosed to the Receiving Party, without restriction, by a third party who is not under any legal obligation (either by agreement with the disclosing party or otherwise by law) prohibiting such disclosure.

         (b)  The  Receiving   Party  may  disclose  the  other's   Confidential
Information in the event it is required by law to disclose Confidential Information to governmental agencies or authorities or in connection with any litigation or proceeding; provided, however, that the Receiving Party endeavors to limit disclosure to that purpose and gives the Disclosing Party written notice of any instance of such a requirement in reasonable time for the Disclosing Party to take steps to object to or to limit such disclosure.

         (c) NHES may disclose the confidential terms and conditions of this Agreement in connection with a proposed material transaction to a third party other than a pharmaceutical company upon such third party's consent to treat the confidential terms and conditions of this Agreement as Confidential Information in accordance with Section 12.2. NHES may disclose the confidential terms and conditions of this Agreement in connection with a proposed material transaction to a pharmaceutical company only if Pfizer Health consents in advance in writing to such disclosure.

         (d) At any time during the term of, and upon termination of, this Agreement, each party shall, on the written request of the other party, deliver to the requesting party any written, printed or other materials embodying Confidential Information of the requesting party in its possession, in the possession of any of its Representatives, or, in the case of Pfizer Health, in the possession of any Representatives of Pfizer Inc.

         12.4. Obligated Persons. The foregoing obligations of confidentiality shall apply to the Representatives of the parties and the parties' Affiliates and any other person to whom the parties have delivered copies of, or permitted access to, such Confidential Information pursuant to this Section 12, and each party shall identify all Confidential Information in tangible form by either stamping or otherwise affixing in a legible manner the term "CONFIDENTIAL" on such tangible form.

         12.5. Third-party Confidential Information. Any confidential information of a third party that is so designated by such third party and is disclosed to either Pfizer Health or NHES in furtherance of this Agreement, shall be treated by Pfizer Health or NHES, as the case may be, in accordance with the terms under which such third-party confidential information was disclosed.

                       Section 13. PREFERRED RELATIONSHIP

         13.1. Product Distribution. (a) During the term of the Agreement and for six (6) months thereafter, NHES shall not enter into any agreement for the distribution of the NHES Products or NHES Services in the United States with any other pharmaceutical company or any affiliate thereof.

         (b) During the term of the Agreement and for six (6) months thereafter, Pfizer Health shall not, for the benefit of its pharmaceutical business or the pharmaceutical business of any of its Affiliates, enter into any distribution and development agreement comparable to this Agreement with any of NHES' direct competitors whose primary business is stand-alone demand management systems and services comparable to those provided by NHES hereunder.

         13.2. Product Development. During the term of the Agreement and for six
(6) months thereafter, NHES shall not develop any customized products based on the NHES Products for any other pharmaceutical company or any Affiliate thereof for use in the United States.

         13.3. Hiring of Representatives. During the term of the Agreement and for one (1) year thereafter, each party and its Affiliates shall not hire or solicit for hire any Representative of the other party or any of its Affiliates who has performed any obligation under this Agreement or any Work Order issued hereunder, or who otherwise obtained Confidential Information in connection with this Agreement.

         13.4 Right of First Refusal. (a) During the term of this Agreement, if NHES desires to sell, assign or transfer any equity securities, or any securities convertible into equity securities, to another pharmaceutical company, where such sale, assignment or transfer would result in such pharmaceutical company's beneficial ownership of NHES' equity securities representing in excess of thirty percent (30%) of the voting power of all of NHES' outstanding equity securities generally entitled to vote for the election of directors (the "Noticed Securities"), NHES shall not sell, assign or transfer the Noticed Securities without first sending a written notice to Pfizer Health setting forth in detail the terms of the proposed sale, assignment or transfer and offering to sell the Noticed Securities to Pfizer Health at the price and on the terms contained therein (the "Notice"). Pfizer Health shall have an option for thirty (30) days from its receipt of the Notice to elect to purchase all, but not less than all, of the Noticed Securities. The exercise of Pfizer Health's right to purchase the Noticed Securities shall be made in writing to NHES. The closing of the purchase of the Noticed Securities by Pfizer Health shall occur no later than sixty (60) days following expiration of the initial thirty (30)-day period provided for above.

         (b) If Pfizer Health does not elect to purchase the Noticed Securities and NHES fails to transfer the Noticed Securities within one-hundred and fifty
(150) days following the expiration of the thirty (30)-day period provided for above, then any sale, assignment, or transfer of the Noticed Securities to the other pharmaceutical company shall again be subject to Pfizer Health's right of first refusal as set forth in this Section 13.4.

         (c) Notwithstanding the above, Pfizer Health's right of first refusal shall not apply to any transfer of the Noticed Securities to an Affiliate of Pfizer Health.

                    Section 14. PRODUCT AND SERVICE PAYMENTS

         14.1. Advance Payments for NHES Products and NHES Services. (a) During the Initial Term, Pfizer Health shall make the following minimum payments for NHES Products and NHES Services, at the prices established in accordance with
Section 14.2. Such payments shall be non-refundable and made on or before the dates specified below, with the first payment to be made on the Effective Date by wire transfer; except that payment for the fourth Quarter shall be made only in the event that the [Deleted see *] is delivered to Pfizer Health to Pfizer Health's reasonable satisfaction, and if so, upon the later of the commencement of the fourth Quarter or such delivery of the [Deleted - see *] to Pfizer Health.

      Quarter       Payment Date                  Amount
      -------       ------------                  ------

         1          Effective Date                $[Deleted - see *]

         2          March 22, 1996                $[Deleted - see *]

         3          June 21, 1996                 $[Deleted - see *]

         4          September 20, 1996            $[Deleted - see *]

         (b) During the Initial Term, Pfizer Health may purchase additional NHES Products and NHES Services at the prices established in accordance with Section 14.2.

         14.2.    [Deleted - see *]

         14.3.    Fees for Customized Product Support and Consulting Services.

         (a) [Deleted - see *]. (1) For the Initial Term, Pfizer Health shall pay to NHES the following fees for product support and consulting services relating to the [Deleted - see *] and provided pursuant to Section 4.1: (i) for each Tier 1 Customer, $[Deleted - see *]; and (ii) for each Tier 2 Customer, $[Deleted - see *]; except that the aggregate amount paid by Pfizer Health for Tier 1 Customers and Tier 2 Customers shall not exceed $[Deleted - see *], and the aggregate number of Tier 1 Customers and Tier 2 Customers shall not exceed seventy (70) Customers.

         (2) For the Second Term and Successive Terms, NHES and Pfizer Health shall agree upon support and maintenance fees at the commencement of each such term; provided that if the parties are unable to agree on such fees, NHES shall have no further obligation to provide consulting and support services for the [Deleted - see *] pursuant to Section 4.1.

         (b) Customized Products and Interfaces. Pfizer Health shall pay to NHES fees for product support and consulting services relating to the Customized Products other than the [Deleted - see *] and the [Deleted - see *], and provided pursuant to Section 4.1, to be agreed upon by the parties in the relevant Work Order or otherwise; provided that if the parties are unable to agree on such fees, NHES shall have no further obligation to provide consulting and support services for such Customized Products and Interfaces pursuant to
Section 4.1.

         14.4. Fees for Additional Product Support and Consulting and Turnkey Services. (a) The fee rates for NHES' services to Pfizer Health or any of its Affiliates or Customers pursuant to Sections 4.2 and 4.3 shall be in the amount of the average product support fees charged by NHES in connection with sales of similar services to other NHES customers that are of similar size and complexity to the Customer at issue during the most recent six (6)-month period, as set forth on Schedule H hereto, as amended from time to time upon agreement of the parties.

         (b) Such fees shall be payable by Pfizer Health or any of its Affiliates or Customers pursuant to a Work Order. Such payments shall commence in accordance with Schedules D and E, as applicable, or NHES' standard form agreement for NHES Services, as the same may hereafter be developed.

         14.5. Invoicing. (a) NHES shall submit invoices on a monthly basis for charges due or accruing in each calendar month to Pfizer Health for services rendered pursuant to Sections 4.2 and 4.3 and for Deliverables delivered pursuant to Section 3 at such time or times as payment becomes due under each Work Order. Invoices shall be addressed to Pfizer Health's Contract Coordinator and shall specifically refer to the Work Order to which they relate.

         (b) Each invoice shall separately set forth travel and other out-of-pocket or cash expenses, if any, authorized by Pfizer Health for reimbursement. Any supporting documentation reasonably required by Pfizer Health, including, but not limited to, receipts for air travel, hotels, and rental cars, shall accompany each invoice. Any extraneous terms on NHES' invoices shall be void and of no effect, except as otherwise agreed by the parties.

         14.6. Sales Commission. NHES shall pay Pfizer Health a sales commission for Pfizer Health's referral to NHES or other facilitation of sales by Pfizer Health of the NHES Products, NHES Services, Customized Products, Related Services and Interfaces during the Second or Successive Term, at a rate to be agreed upon by the parties at the commencement of the applicable term. Pfizer Health shall not be entitled to sales commissions on the placement of products and services previously ordered by Pfizer Health.


                          Section 15. TERM AND RENEWAL

         15.1. Term of Agreement. This Agreement shall be effective upon the Effective Date and shall remain in force for the Initial Term, unless otherwise terminated as provided herein.

         15.2. Renewal of Agreement for Second Term. During the fourth Quarter, this Agreement may be renewed for an additional three year period upon mutual written agreement of the parties (the "Second Term"). [Deleted - see *].

         15.3. Additional Renewals. Thereafter, this Agreement may be renewed upon mutual written agreement of the parties for additional three year periods (each a "Successive Term") during the last Quarter or the last quarter of the Second Term or Successive Term, as the case may be.


                             Section 16. TERMINATION

         16.1. Termination of Agreement by Either Party. Either party may terminate this Agreement, effective immediately upon receipt of notice of default to the other party, in the event that the other party defaults on the performance or observance of any of the material terms or conditions of this Agreement, including, without limitation, any material breach of warranty or breach of confidentiality, which default is not remedied within thirty (30) calendar days after written notice specifying the nature of the default is received by NHES (the "uncured material breach"), except as provided in Section 16.4.

         16.2. Termination of Agreement by Pfizer Health. Pfizer Health may terminate this Agreement, effective immediately upon NHES's receipt of notice to NHES, upon the occurrence of any of the following events: (a) a Change in Control of NHES or the transfer or disposal of a substantial portion of NHES' assets necessary for NHES' performance under this Agreement; (b) the filing by or against NHES of, or the entry of an order for relief against NHES in, any voluntary or good faith involuntary proceeding under any bankruptcy, insolvency, reorganization or receivership law (including, without limitation, the United States Bankruptcy code) or an admission seeking relief as therein allowed, which filing or order is not vacated within ninety (90) calendar days from the entry thereof; (c) the appointment of a receiver for all or a substantial portion of NHES' property for a period exceeding sixty (60) calendar days; or (d) the assumption of custody, attachment or sequestration by a court of competent jurisdiction of all or a significant portion of NHES' property.

         16.3. Termination of Work Orders. (a) Should Pfizer Health terminate this Agreement pursuant to Sections 16.1 or 16.2, Pfizer Health may, at its option, terminate any or all Work Orders outstanding, upon thirty (30) days' written notice.

         (b) Either party may terminate a Work Order, effective immediately upon receipt of notice of default to the other party, in the event that the other party materially defaults on the performance or observance of any of the material terms or conditions of such Work Order, which default is not remedied within thirty (30) calendar days after written notice specifying the nature of the default is received by the defaulting party. Notwithstanding the foregoing, this Section 16.3 shall not apply to a failure by Pfizer Health to meet a payment obligation as to which there is a good faith dispute, up to the amount of such dispute.

         (c) Upon receipt of notice by either party of termination pursuant to Sections 16.3(a) or 16.3(b), NHES shall inform Pfizer Health of the extent to which performance has been completed through such date, and collect and deliver to Pfizer Health whatever Deliverables and other work product have been developed pursuant to the applicable Work Order(s) and then exist, in a manner to be prescribed by Pfizer Health. NHES shall be paid for all work performed pursuant to such Work Order(s) through the date of termination, provided that such payment shall not be greater than the payment that would have become due if the work had been completed.

         16.4. Refusal of Work Orders. If Pfizer Health fails to meet a payment obligation as to which there is a good faith dispute between the parties, up to the amount of such dispute: (a) NHES may decline to accept any additional Work Orders, provided that it continue to perform in accordance with this Agreement and any Work Orders then in effect; and (b) such failure to pay shall not be considered an uncured material breach pursuant to Section 16.1.


                 Section 17. EFFECT OF TERMINATION OR EXPIRATION

         17.1. Deliverables. Upon termination or expiration of this Agreement, all completed or partially completed Customized Products, [Deleted - see *], related Documentation and other Deliverables developed, and for which Pfizer Health has made payment, pursuant to this Agreement and any applicable Work Order, shall be transferred to Pfizer Health.

         17.2 Payments. (a) Upon (1) expiration of this Agreement or (2) termination of this Agreement due to either: (i) an uncured material breach by NHES under Section 16.1, or (ii) one of the events described in Section 16.2, no further amounts (except for amounts past due) will be payable to NHES, and NHES shall repay to Pfizer Health any amounts received by it that are in excess of payments due under this Agreement for work actually performed to the point in time of termination or expiration.

                  (b) Upon termination of this Agreement due to an uncured material breach by Pfizer Health under Section 16.1, Pfizer Health shall pay NHES the balance of the $ 1,375,000 due under Section 2.2 of this Agreement, and shall be entitled to receive NHES Products and NHES Services of the same value.

         17.3. Winding-Up. Upon termination or expiration of this Agreement, NHES shall provide the necessary services for winding up, including services in connection with the transition to a substitute product by Pfizer Health, its Affiliates, or its Customers, as requested by Pfizer Health, to the extent Pfizer Health agrees to make payments for such services, which payments shall be at the rates established pursuant to Section 14.2, up to an amount of $50,000.

         17.4. Survival Provisions of Agreement. (a) In the event of any termination or expiration of this Agreement, the perpetual licenses granted in
Section 10 and the provisions of Sections 18.1(a), 18.1(b), 18.2, 18.4 and 19.1 hereof shall survive and continue in effect and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and assigns.

         (b) In the event of any termination or expiration of this Agreement, Sections 18.3 and 21.2 hereof shall survive and continue in effect and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and assigns for a period of two (2) years after such termination or expiration.

         17.5. Survival of Confidential Information. In the event of any termination or expiration of this Agreement, Section 12 shall survive and continue in effect and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and assigns for a period of five (5) years after termination or expiration of this Agreement; except that Pfizer Health shall maintain in confidence all Source Code for the NHES Products, including, without limitation, all Technology and Documentation related thereto, in accordance with Section 12 of this Agreement in perpetuity.

         17.6. Survival of Work Order. Upon termination or expiration of this Agreement, any Work Order then in effect shall continue to remain in effect, at Pfizer Health's sole option, for the term of the Work Order, unless the Work Order is terminated pursuant to Section 16.3.

         17.7. Survival of License Agreement, Annual License, Support and Maintenance Agreement and Applicable Warranties. Upon termination or expiration of this Agreement, any License Agreements and Annual License, Support and Maintenance Agreements in effect on such date of termination or expiration, and Sections 18.1(c) and 18.1(d) applicable thereto, shall remain in effect in accordance with the terms of such agreements.

         17.8. Survival of Rights Accrued Prior to Termination. The exercise of any right of termination under this section shall not affect any rights which have accrued prior to termination and shall be without prejudice to any other legal or equitable remedies to which the terminating party may be entitled by reason of such rights.


                   Section 18. REPRESENTATIONS AND WARRANTIES

         18.1. General Representations and Warranties of NHES. NHES hereby represents, warrants and covenants to Pfizer Health that:

         (a) NHES has full corporate power and authority to enter into this Agreement, and the execution by NHES of this Agreement and the consummation by NHES of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on behalf of NHES; the execution and delivery of this Agreement by NHES, and the consummation of the transactions contemplated by this Agreement, do not conflict with or violate: (i) the charter documents or by-laws of NHES; (ii) any contract or agreement to which NHES or any of its Affiliates is a party, by which NHES or any of its Affiliates is bound, or to which NHES' or any of its Affiliates' assets are subject; or (iii) any applicable law or the order of any court or governmental authority;

         (b) NHES is the legal and beneficial owner of all rights, title and interest in the NHES Products having good title thereto, free and clear of any and all liens, subject to the licenses from third parties to NHES set forth in Schedule F hereto, and the liens on NHES Products provided on Schedule G hereto;

         (c) NHES shall diligently perform all NHES Services in a professional and workmanlike manner and in accordance with industry standards and practices applicable to the performance of such services; and

         (c) The support services described in the License Agreement or Annual License, Support and Maintenance Agreement, whichever is applicable, are sufficient in NHES' experience to enable Pfizer Health or a third party to use and operate NHES Products.

         18.2. Warranty for Infringement. NHES hereby represents, warrants and covenants to Pfizer Health that:

         (a) NHES shall have obtained all the necessary licenses and authorizations to use Third Party Products before incorporating it into, or using it in connection with, NHES Products, Customized Products, [Deleted - see *], or any other Deliverables; the incorporation of any Third Party Product in any NHES Product, Customized Product, Interface, or Deliverable is, to the
extent necessary, permitted by such third parties; the use, reproduction, distribution or modification of any NHES Product, Customized Product, Interfaces, or any other Deliverable shall not be in violation of any third party rights in such Third Party Product; and the term of such licenses and authorizations is for the term of the Agreement, and, if longer, the term of the relevant License Agreement or Annual License, Support and Maintenance Agreement, as applicable, except where such license would violate any confidentiality agreement between NHES and a third party.

         (b) Neither the NHES Products, including, without limitation, any Technology, nor the copying, using or selling thereof to the extent permitted under this Agreement or attachments hereto, infringe or are infringed by any United States copyright, trade secret, United States trademark, United States patent or any other intellectual property right of any third party in the United States; and

         (c) Neither the Customized Products, [Deleted - see *], or any other Deliverables, the copying, making, using or selling thereof, nor the practice or use of any process or product to develop such Customized Products, Interfaces, or Deliverables, including, without limitation, any Technology, to the extent permitted under this Agreement or attachments hereto, infringe or are infringed by any United States copyright, trade secret, United States trademark, United States patent or any other intellectual property right of any third party in the United States.

         18.3. Warranty of Performance and Reliability. Without limiting in any way NHES' support and maintenance obligations under this Agreement or any Work Order, NHES hereby represents, warrants and covenants that:

         (a) Any Deliverable shall conform to the specifications and operational requirements set forth in the Work Order for the development of the Customized Product or Interface associated with such Deliverable and be free from Errors, defects, and faulty workmanship in accordance with best industry practice;

         (b) The Technology of the NHES Products,  Customized Products, [Deleted
- - see *], and other Deliverables, including, without limitation, all algorithms, are or shall be free from and do not and shall not contain Errors, defects, or faulty workmanship in accordance with best industry practice, are or shall be as up-to-date as is reasonably possible at the time of delivery to Pfizer Health, its Affiliates or its Customers, and, to the best of NHES' knowledge, are or shall be accurate, safe, efficacious and complete for use by qualified and competent end-users;

         (c) The Source Code of any NHES Product, Customized Product, Interface, or any other Deliverable (i) is or shall be free from physical defects in the media in which it is embodied and (ii) does not or shall not contain any (A) "back door," "time bomb," "drop dead" device or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of any person or (B) any virus, "Trojan horse," "worm" or other software routines or hardware components designed to permit unauthorized access, to disable, erase or otherwise harm software, hardware or date, or to perform any other similar actions;

         (d) The descriptions of the NHES Product,  Customized Product, [Deleted
- - see *], or any other Deliverable contained in each Work Order are a part of the basis of the bargain, and the NHES Product, Customized Product, Interface, or any other Deliverable shall conform to such descriptions in all material respects; and

         (e) Upon completion of all performance obligations under each Work Order, the NHES Product, Customized Product, [Deleted - see *], or any other Deliverable shall be reasonably suitable for its intended purpose as set forth in the terms of the Work Order.

         18.4. General Representations and Warranties of Pfizer Health. Pfizer Health hereby represents, warrants and covenants to NHES that Pfizer Health has full corporate power and authority to enter into this Agreement, and the execution by Pfizer Health of this Agreement and the consummation by Pfizer Health of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on behalf of Pfizer Health; the execution and delivery of this Agreement by Pfizer Health, and the consummation of the transactions contemplated by this Agreement, do not conflict with or violate: (1) the charter documents or by-laws of Pfizer Health; or (2) any contract or agreement to which Pfizer Health or any of its Affiliates is a party, by which Pfizer Health or any of its Affiliates is bound, or to which any of Pfizer Health's or any Affiliates' assets are subject; or (3) any applicable law or the order of any court or governmental authority.

         18.5. LIMITATIONS. THE REPRESENTATIONS AND WARRANTIES OF NHES AND PFIZER HEALTH SET FORTH IN SECTIONS 18.1, 18.2, 18.3, and 18.4 ARE IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY,
INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                           Section 19. INDEMNIFICATION

         19.1. Indemnification by NHES. (a) NHES shall indemnify Pfizer Health, its Affiliates, and its Representatives and hold them harmless from any and all claims, losses, deficiencies, damages, liabilities, costs, and expenses (including, but not limited to, reasonable attorneys' fees and all related costs and expenses) incurred by Pfizer

Health, its Affiliates, or its Representatives as a result of any third party claim, judgment or adjudication against Pfizer Health alleging or arising from:
(1) the infringement by any of the Deliverables of any third party intellectual property rights; (2) the intentional misconduct, negligent actions or omissions, or grossly negligent actions or omissions of NHES or its Representatives, in performing under the terms of this Agreement or any Work Order related thereto; and (3) any breach or allegation which, if true, would constitute a breach of any of NHES' obligations, representations, covenants or warranties under Sections 18.1, 18.2 and 18.3; and (4) any product liability arising from the use of NHES Products, Customized Products, [Deleted - see *], or any other Deliverables; provided that Pfizer Health promptly notifies NHES in writing of any such claims and reasonably cooperates with NHES in defending against any such claims, at NHES' sole expense.

         (b) To the extent that Pfizer Health, its Affiliates and its Representatives exercise their rights to use the NHES Products, NHES Services, Customized Products, Related Services and [Deleted - see *] pursuant to Sections 10.1(a), 10.2(a)(1), 10.3(a), 10.4(a) and 10.5(a), NHES assumes liability for and hereby agrees to indemnify, protect and keep harmless Pfizer Health, its Affiliates, and its Representatives for, from and against any and all liabilities, obligations, losses, damages, injuries, claims, demands, penalties, actions, costs and expenses, including reasonable attorneys' fees, of whatsoever kind and nature, arising out of any failure on the part of NHES to perform or comply with its obligations under this Agreement.

         19.2. Indemnification by Customer. NHES shall obtain an agreement from each Customer to indemnify, protect and keep harmless Pfizer Health, its Affiliates and its Representatives for, from and against any and all liabilities, obligations, losses, damages, injuries, claims, demands, penalties, actions, costs and expenses, including reasonable attorneys' fees, of whatsoever kind and nature, arising out of: (1) any failure on the part of such Customer to perform or comply with its obligations under any License Agreement or Annual License, Support and Maintenance Agreement in effect; and (2) any advice, information, health reference information or materials provided directly or indirectly by the Customer to an independent third party as a result of the normal use and operation of any NHES Product, NHES Service, Customized Product, Related Service or

[Deleted - see *]; provided that if the Customer agrees to provide additional indemnification to NHES, NHES shall obtain an agreement from such Customer to provide commensurate indemnification to Pfizer Health, its Affiliates and its Representatives.

         19.3. Indemnification by Pfizer Health. (a) Pfizer Health shall indemnify NHES and hold NHES harmless from any and all claims, losses, deficiencies, damages, liabilities, costs, and expenses (including, but not limited to, reasonable attorneys' fees and all related costs and expenses) incurred by NHES as a result of any third party claim, judgment or adjudication against NHES alleging or arising from intentional misconduct, negligent actions or omissions, or grossly negligent actions or omissions of Pfizer Health, its Affiliates, or its Representatives, in performing pursuant to this Agreement or any Work Order related thereto; provided that NHES promptly notifies Pfizer Health in writing of any such claims and reasonably cooperates with Pfizer Health in defending against such claims, at Pfizer Health's sole expense.

         (b) Pfizer Health shall indemnify NHES in connection with its use of any NHES Products pursuant to Section 10.1 in accordance with the licensee indemnification provisions set forth on Schedule D or Schedule E, as applicable.

         19.4. NHES Insurance. During the term of this Agreement, NHES shall carry comprehensive property damage and liability insurance, including, without limitation, protection against product liability claims, with reputable and financially secure insurance carrier(s), affording it coverage consistent with good business practice for the size and type of business operated by NHES. This insurance shall cover any actions of Pfizer Health, its Affiliates and its Customers under the provisions of this Agreement or any Work Order issued hereunder. Additional insurance requirements may be imposed in connection with a Work Order. Upon request, NHES shall provide Pfizer Health with certificates of insurance or other proof of insurance.

         19.5. Litigation. (a) In the event that any third party makes a claim or brings an action against NHES and/or Pfizer Health directly or indirectly related to any NHES Product, Customized Product, [Deleted - see *], or other Deliverable, the party becoming aware of such claim or action shall provide prompt notice thereof to the other party. The party that pays for the defense or settlement of the claim or action shall have the first right to direct the defense or settlement against such claim or action.

         (b) Pfizer Health shall bear its own respective direct expenses in defending or settling such claim or action unless such claim or action is subject to the indemnity by NHES set forth in Section 19.1, in which case NHES shall bear all of Pfizer Health's reasonable litigation expenses, as incurred, provided that Pfizer Health tenders to NHES its right to direct the defense or settlement against such claim or action.

         (c) If NHES is named as sole defendant or otherwise undertakes any defense of such claim or action, Pfizer Health shall have the right, bearing its own direct expenses, to join and participate in such defense; provided, however, that if such claim or action is subject to the indemnity by NHES set forth in
Section 19.1, NHES shall bear all of Pfizer Health's reasonable litigation expenses. Notwithstanding the above, Pfizer Health shall in no way be obligated to join or participate in such defense.

         (d) Notwithstanding the above, in no event shall NHES settle any such action in a manner that does or may affect the continued rights and ability of Pfizer Health to use, modify or maintain any NHES Product, Customized Product, [Deleted - see *], or any other Deliverable in the manner permitted by the terms of this Agreement without the prior written consent of Pfizer Health, which shall not be unreasonably withheld or delayed.

         19.6. Mitigation of Infringement. (a) In the event that any of NHES Products, Customized Products, Interfaces, or Deliverables are alleged to infringe a third party's intellectual property rights, and counsel for Pfizer Health reasonably concludes that there is a significant possibility that such allegation may be upheld in a litigation, in addition to any indemnity obligations which may arise pursuant to Section 19.1, NHES shall use it best efforts to promptly: (1) procure for Pfizer Health the right to continue using the NHES Product, Customized Product, [Deleted - see *], or Deliverable free of any liability or infringement; (2) provide Pfizer Health with a functionally equivalent, non-infringing replacement for the NHES Product, Customized Product, [Deleted - see *], or Deliverable otherwise complying with all of the requirements of this Agreement, except that such replacement may deviate from the specifications, as then in effect, provided such replacement does not have an adverse effect on the operation or capacity of the NHES Product, Customized Product, [Deleted - see *], or Deliverable.

         (b) If the operation of the NHES Product,  Customized Product, [Deleted
- - see *], or Deliverable would not be adversely affected by the absence of the affected NHES Product, Customized Product, [Deleted - see *], or Deliverable, and NHES is not reasonably able to perform the options set forth in Section 19.6(a), NHES shall use its best efforts to promptly repurchase the affected NHES Product, Customized Product, [Deleted - see *], or Deliverable from Pfizer Health AS IS, WHERE IS and WITH ALL FAULTS, for an aggregate price equal to the sum of the total amounts theretofore paid and then payable to NHES under this Agreement with respect to the affected NHES Product, Customized Product, [Deleted - see *], or Deliverable, multiplied by a fraction, the numerator of which will be thirty-six (36) minus the number of months since the Effective Date, and the denominator of which will be thirty-six (36), if NHES exercises this option to repurchase the affected NHES Product, Customized Product, [Deleted - see *], or Deliverable within three (3) years of delivery by NHES of the Deliverable, and otherwise at no cost to NHES.


                            Section 20. FORCE MAJEURE

         20.1. Limitation on Liability. Neither party will be liable for failure or delay in performance under any Work Order, and such failure or delay shall not constitute a default under or breach of this Agreement or any Work Order issued hereunder, for any period and to the extent that the failure or delay is due in whole or in part to any cause beyond such party's reasonable control, including but not limited to, action or inaction of governmental, civil or military authority, delays in transportation, sources of supply, material shortages, labor difficulties, accidents, Acts of God, or fire, flood, war, riot, earthquake or any other force majeure (hereinafter "Force Majeure"); provided, however, that: (i) NHES will use a standard of care acceptable in software development industry practice to protect against such failures and fluctuations and may not rely on the provisions of this Section 20.1 to excuse its failure to exercise such standard of care; and (ii) NHES' delay or failure to perform will not be excused by a default by any of its subcontractors or suppliers unless such failure is attributable to a cause that would excuse

         20.2. Notice. Any party desiring to rely on an event of Force Majeure as an excuse for its failure or delay in performance hereunder or under any Work Order shall, when the cause arises, give to the other party prompt notice in writing of the facts that constitute such cause; shall use diligent and determined efforts to mitigate or overcome the effects thereof; and, when the cause cases to exist, shall give prompt notice in writing thereof to the other party.

         20.3. Pfizer Health's Option to Terminate a Work Order. Notwithstanding any other provision of this Agreement, in the event NHES fails to perform a material portion of its obligations under any Work Order for sixty (60) or more consecutive days because of an event of Force Majeure, and no alternative service is agreed upon by the parties during such period, then Pfizer Health may elect to terminate such Work Order as of the date specified in a written notice of termination delivered to NHES by Pfizer Health, which shall be on or after the date on which the Force Majeure first occurred.

         20.4. Pfizer Health's Option to Terminate this Agreement. Notwithstanding any other provision of this Agreement, in the event NHES fails to perform a material portion of its obligations under this Agreement for sixty
(60) or more consecutive days because of an event of Force Majeure, and no alternative service is agreed upon by the parties during such period, then Pfizer Health may elect to terminate this Agreement as of the date specified in a written notice of termination delivered to NHES by Pfizer Health, which shall be on or after the date on which the Force Majeure first occurred.


                               Section 21. RECORDS

         21.1. Records. NHES shall keep reasonably accurate records of all work performed by NHES related to the development of each NHES Product, Customized Product, [Deleted - see *], or any other Deliverable and of any costs incurred by NHES in connection with such work for the term of the Agreement and for two
(2) years thereafter. Such records shall clearly and separately set forth all relevant information, including a detailed description of the work performed, the hourly billing rate of the individuals who are involved, the number of hours (or part thereof) expended on the task, and the total billable amount for that task and any components of NHES's development costs.

         21.2. Audits. NHES shall allow Pfizer Health or its agents, upon Pfizer Health's request and reasonable prior notice, to inspect, audit and analyze all relevant portions of NHES' books and records relating to any or all of the NHES Products, Customized Products, Interfaces, and any other Deliverables as they relate to this Agreement, during business hours at NHES' place of business. Unless otherwise reasonable under the circumstances, such audits shall not occur more frequently than once per year and shall not commence any later than two (2) years subsequent to the expiration or termination of any Work Order. Pfizer Health shall bear the cost of such inspection and audit unless material unauthorized activities, materially improper record keeping or overbilling of payments in excess of five percent (5%) of the amount required to be paid by Pfizer Health is discovered, in which case NHES shall bear the cost of such inspection and audit. Any overpayment by Pfizer Health shall be promptly remitted to Pfizer Health, together with interest at the prime rate of interest in effect at Chase Manhattan Bank, N.A., calculated from the time such overpayment was made.


                            Section 22. MISCELLANEOUS

         22.1. Headings. The headings of the Sections of this Agreement are for convenience only and in no way limit or affect the terms or conditions of this Agreement.

         22.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         22.3. Dispute Resolution. (a) If a dispute arises between the Pfizer Health, its Affiliates, its Customers and/or NHES in connection with this Agreement or a Work Order submitted in connection therewith, including, without limitation, an alleged breach of any representation or warranty herein or therein, or a disagreement regarding the interpretation of any section hereof or thereof (the "Dispute"), the parties agree to use the following procedure in good faith prior to any party pursuing other available judicial or non-judicial remedies:

              (1) The party alleging non-performance or breach shall deliver to the other party written notice specifying in detail the alleged non-performance or breach (the "Dispute Notice");

              (2) As soon as is reasonably practical following the delivery of such Dispute Notice, a meeting shall be held between the parties attended by a representative of each party having decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute; and/or to consider appropriate non-binding alternative dispute resolution mechanisms ("ADRs"), including the submission of the Dispute to a mediator or other mutually acceptable neutral person or persons not affiliated with either of the parties.

                  (b)  Notwithstanding  the  foregoing,  nothing in this Section
22.3 shall preclude any party from seeking interim or provisional relief, in the form of a temporary restraining order, preliminary injunction or other interim equitable relief concerning the Dispute, either prior to or during any ADR selected by the parties, if necessary to protect the interests of such party.

         22.4.  Jurisdiction.  If the dispute  resolution  process under Section
22.3 does not terminate the Dispute, then it shall be subject to the jurisdiction of the state and federal courts of the state in which the defendant in such action resides.

         22.5. Severability. If any provision or any portion of any provision of this Agreement is construed to be illegal, invalid or unenforceable, such provision or portion thereof shall be deemed stricken and deleted from this Agreement to the same extent and effect as if it were never incorporated herein, but all other provisions of this Agreement and the remaining portion of any provision that is construed to be illegal, invalid or unenforceable in part shall continue in full force and effect; provided that such resulting construction of the Agreement does not frustrate the main purpose of the Agreement.

         22.6. Entire Agreement. This Agreement, together with all the Schedules hereto, constitutes the entire agreement between the parties and supersedes all previous agreements, promises, representations, understandings and negotiations, whether written or oral, between the parties with respect to the subject matter hereof. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired. The terms and conditions of any and all Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

         22.7. Publicity. Neither party shall promote or otherwise publicize the terms and conditions of this Agreement, any Work Order issued hereunder, or the Customized Products, Related Services or Interfaces developed or distributed thereunder, without the prior approval of the other party, except for any disclosures required by law, in which case the disclosing party shall provide the other party with reasonable advance notice of such disclosure.

         22.8. No Assignment Without Consent. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. The rights granted to each party hereunder are personal in nature.

         (b) NHES shall not sell, transfer, lease, sublicense or assign this Agreement, any of its obligations, rights and interests hereunder, or any part thereof, to any third party, by operation of law or otherwise, without prior written consent of Pfizer Health, except to a successor entity in connection with the sale of substantially all of Pfizer Health's business, subject to NHES's option to terminate pursuant to Section 16.2.

         (c) Pfizer Health shall not sell, transfer, lease, sublicense or assign this Agreement, its obligations, rights and interests hereunder, or any part thereof to any unaffiliated third party, by operation of law or otherwise, without the prior written consent of NHES, except to a successor entity in connection with the sale of substantially all of Pfizer Health's business.

         22.9 No Relationship Between the Parties. Neither NHES nor Pfizer Health shall represent itself as the agent or legal representative of the other or as joint ventures for any purpose whatsoever, and neither shall have any right to create or assume any obligations of any kind, express or implied, for or on behalf of the other in any way whatsoever.

         22.10 Non-Waiver. A failure of either party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein; in no way whatsoever shall a waiver of any term, provision or condition of this Agreement be valid unless in writing, signed by the waiving party, and only to the extent set forth in such writing.

         22.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         22.12 Notices. (a) All legal notices to either party shall be given:

If to Pfizer Health:                  If to NHES:
- --------------------                  -----------

Pfizer Health Sciences, Inc.          National Health Enhancement Systems, Inc.
235 E. 42nd Street                    3200 North Central Avenue, Suite 1750,
New York, New York                    Phoenix, Arizona 85012;
 10017-5755
                                      Attn:  President
Attn:  Secretary                      Telecopy:  (602) 274-6158
Telecopy:  (212) 573-3977

Copy to:                              Copy to:
- --------                              --------

Dennis J. Block                       Thomas H. Curzon
Weil, Gotshal & Manges                Osborn Maledon
767 Fifth Avenue                      2929 N. Central Avenue
New York, New York  10153             Suite 2100
                                      Phoenix, Arizona  85012

Telecopy: (212) 310-8007              Telecopy:  (602) 235-9444

         (b) All notices required or permitted to be given under Sections 7.1 and 22.12(a) shall be given in writing and, unless specifically provided otherwise in this Agreement, shall be deemed to have been given if personally delivered, faxed (with receipt confirmed) or mailed (by registered or certified air mail, return receipt requested), postage prepaid, to the party concerned, at its address or addresses as set forth below or as designated from time to time by notice in writing.

         22.13. Written Approval. All approvals and/or consents required by a party to this Agreement and each Work Order must be requested by such party in writing to the other party, and all approvals or consents shall not be effective unless in writing.

         22.14 Schedules. The following Schedules referred to in the Agreement are incorporated in this Agreement in their entirety.

              Schedule A:                Description and Prices of
                                         NHES Products and NHES Services
              Schedule B:                Customized [Deleted - see
                                         *] General Project Description
              Schedule C:                Form of Work Order
              Schedule D:                License Agreement
              Schedule E:                Annual License, Support
                                         and Maintenance Agreement
              Schedule F:                Licenses to NHES from
                                         Third Parties
              Schedule G:                Liens on NHES Products
              Schedule H:                Product Support and
                                         Consulting Rate Fees
              Schedule I:                Present Significant
                                         Owners of NHES Securities
              Schedule J:                Quarterly Purchase
                                         Schedule of NHES Products and NHES
                                         Services

                  IN WITNESS THEREOF, Pfizer Health and NHES have caused this Agreement to be signed and delivered by their duly authorized officers, all as of the date first hereinabove written.


Pfizer Health Sciences, Inc.         National Health Enhancement Systems, Inc.


By:________________________          By: _______________________
Name:______________________          Name:______________________
Title:_____________________          Title:_____________________


                                   Schedule A.

                                   PFIZER INC
                                [Deleted - see *]

                                DEMAND MANAGEMENT

                                                                                    FEES
  PRODUCT                                 DESCRIPTION                          INITIAL*/ANNUAL           AVAILABLE
  -------                                 -----------                          ---------------           ---------

Centramax Plus -           Installed  system  complete with adult &             [Deleted - see *]           YES
Hospital Systems           pediatric triage  algorithms and related
                           health education databases.

Centramax Plus -           Installed  system  complete with adult &             [Deleted - see *]           YES
Managed Care               pediatric triage  algorithms and related
( 50,000  Members          health education databases.
  50,000 -   99,999
  100,000 - 249,999
  250,000 - 500,000
) 500,000

Pediatric Triage/          Installed  system with pediatric  triage             [Deleted - see *]           YES
Advice System              algorithms    and    health    education
                           guidelines.

Demand Management          Service Bureau for Demand Management and              To Be Defined            Mar - 96
Service Bureau             other call center applications

- ---------------------------------------------------
*Initial Fee reflects a 20% savings off list price.












                                   Schedule A.

                             VOICE RESPONSE SYSTEMS
                             ----------------------

                                                                              FEES
  PRODUCT                          DESCRIPTION                          INITIAL*/ANNUAL                       AVAILABLE
  -------                          -----------                          ---------------                       ---------


VoiceMax Plus           Installed  audio text  hardware  w/1,200       [Deleted - see *]                           YES
(varies with volume)    health education  scripts and ability to       [Deleted - see *]
8 lines                 customize  or  add   additional   topics       [Deleted - see *]
12 lines                (custom topics at $75 ea.).
16 lines
Communication Plus      National   Service   Bureau   for  audio     Level  Monthly Topics  Monthly Fee            YES
                        library services.                            -----  --------------  -----------
                                                                        1       (500      [Deleted - see *]
                                                                        2       1,250     [Deleted - see *]
                                                                        3       2,000     [Deleted - see *]
                                                                        4       2,750     [Deleted - see *]
                                                                        5       3,500     [Deleted - see *]
                                                                        6       4,250     [Deleted - see *]
                                                                        7       5,000     [Deleted - see *]
                                                                        8       5,750     [Deleted - see *]
                                                                        9       6,500     [Deleted - see *]
                                                                        10      7,250     [Deleted - see *]
                                                                                (7,250    [Deleted - see *]



Parent Advice Line     Installed  audio text  hardware with 250                   [Deleted - see *]                YES
(Installed System)     Pediatric topics for parents.

Parent Advice Line     Service    Bureau   audio   text   w/250      Same fee structure as Communication Plus    Nov - 95
                       Pediatric topics for parents.

Physician Test         National  Service  Bureau to disseminate                     To Be Defined                Feb - 96
Results                physician test results.

Practice Information   Service Bureau for Medical  Practice and                     To Be Defined                May - 96
Line                   Information.



                                   Schedule A.

                             HEALTH RISK ASSESSMENTS

                                                                              FEES
  PRODUCT                          DESCRIPTION                          INITIAL*/ANNUAL                       AVAILABLE
  -------                          -----------                          ---------------                       ---------

Health Risk            Installed system for HRA processing.            [Deleted - see *]                      Mar - 96
Assessments                                                            [Deleted - see *]
(Installed System)

Health Risk            Service Bureau for HRA processing.          Quantity         Per Test                  Mar - 96
Assessments                                                        --------         --------
(Service Bureau)
                                                                  1 - 1,999      [Deleted - see*]
                                                              2,000 - 2,999      [Deleted - see*]
                                                              3,000 - 4,999      [Deleted - see*]
                                                              5,000 - 9,999      [Deleted - see*]
                                                                     10,000+     Per Quote


*All availability dates for Products or Services not yet available are estimates only and may vary.


                                   Schedule B.

                                [Deleted - see *]


                                   Schedule C.

                               FORM OF WORK ORDER


1. General. This Work Order, dated as of _____________________, is entered into under the Agreement between Pfizer Health Sciences, Inc. and National Health Enhancement Systems, Inc., dated as of December ___, 1995.

2.  Technical Coordinators.

Pfizer Health:                                            NHES:

name:                                                     name:
address:                                                  address:

3.  Summary or Purpose of Statement of Work.

4.  Identification of Preexisting Works.

5.  Estimated Development Cost.

6.  Payment Schedule.

7.  Development Schedule and Performance Milestones.

8.  Completion and Acceptance Criteria.

9.  Estimated Support Cost.

10.  Third Party Subcontractors:
         (a)      Performance Obligations
         (b)      Cost Estimates

11.      Licenses to NHES.

12.  Applicable Royalties, if any.

13.  Other relevant items.


Pfizer Health Sciences, Inc.

By:________________________
Name:______________________
Title:_____________________

National Health Enhancement Systems, Inc.


By: _______________________
Name: _____________________
Title:_____________________


                                   Schedule D.
                                LICENSE AGREEMENT

This License Agreement is entered into as of this ____day of ___________________, 19____, by and between National Health Enhancement Systems,
Inc.,        a       Delaware        corporation        ("Licensor"),        and
______________________________________________________________________,_________
_________________________,__________________________,________,("Licensee").

Whereas, each Product (as defined hereunder) is an NHES Product or Deliverable, as defined in the Development and Distribution Agreement entered into on December _____, 1995, by and between Licensor and Pfizer Health Sciences, Inc.

In consideration of the mutual promises and subject to the terms and conditions set forth herein, Licensor and Licensee agree as follows:

1.   DEFINITIONS.

a. "Product" shall have as its meaning the definition provided in each Schedule attached hereto.

b.   "Schedule" shall mean any schedule attached hereto.

c.   "License Agreement" shall mean this license agreement.

d. "Agreement" shall mean the License Agreement, any and all Schedules attached thereto, and any and all exhibits attached to said Schedules.

2.  LICENSE.
a. License Grant. Licensor hereby grants to Licensee, on the terms and conditions of this Agreement, a license to use each Product or portions thereof for Licensee's own use and benefit. The license to use does not include the right to reproduce or copy any portion of any Product except for normal backup procedures by Licensee, except as agreed to in writing by Licensor. Any authorized or unauthorized copy of any portion of any Product is, and remains, entirely the property of Licensor and shall include all copyright or trade secret notices of Licensor set forth thereon or therein, or provided by Licensor. For purposes of this Agreement, "use" of the "Product" refers to physical use of the Product at Licensee's business location. "Physical use" does not prohibit Licensee from conducting marketing efforts or solicitation related to use of the Product outside Licensee's business location.

b. License Term. Unless otherwise stated, the license for the Product shall continue until termination of this Agreement pursuant to Section 6 hereof.

c. Proprietary Rights and Confidentiality. Licensee's rights in each Product are expressly limited to the right of use, as set forth in this Section 2, each Schedule and any exhibits thereto, which are hereby incorporated herein by this reference. Each Product shall at all times remain the property of Licensor, and Licensee shall have no right, title or interest therein, except as expressly stated in this Agreement. Licensee shall not sublicense, sell, transfer, lease, assign or otherwise make available to others its right to use any Product or copies thereof, except as specifically set forth in this Agreement, and any attempt to do so shall be null and void and of no force or effect. Licensee shall secure and protect each Product and copies thereof in a manner consistent with complete preservation of Licensor's copyright and trade secret rights, and shall take such actions to protect and preserve such rights as Licensee takes with respect to its most valuable proprietary property. Licensee agrees not to remove or destroy copyright notices, other confidentiality legends, or proprietary markings placed upon or contained within any Product, and shall copy the same in full on any copies of any such Product Licensee may make.

d. Injunctive Relief. Licensee acknowledges that each Product is proprietary in nature and that Licensee's unauthorized transfer or disclosure of any of the Products to a third party would cause great and irreparable harm to Licensor. Licensee further acknowledges that, in the event of such unauthorized transfer or disclosure, Licensor shall be entitled, as a matter of right, to an injunction from a court of competent jurisdiction restraining further unauthorized disclosures or use. This right to injunctive relief shall be in addition to any other rights or remedies which Licensor may have pursuant to this Agreement, or at law, including, without limitation, the right to recover monetary damages, whether compensatory or punitive.

e. Further Restrictions on Use. Licensee may not, and may not cause or permit any other person to, reverse compile, disassemble, decode, copy, modify, alter, electronically transfer, sublicense any Product or any portion thereof, except as stipulated in the related software user's manual for normal backup procedures, or with the express prior written consent of Licensor.

                                LICENSE AGREEMENT


f. Copyrights. No copyright license is granted to Licensee in any copyrighted materials obtained from Licensor.

g. Possession of Product. Licensee shall not, without the prior written consent of Licensor, knowingly or willingly part with possession or control of, or suffer or allow to pass out of its possession or control, any Product, and Licensee shall take all reasonable precautions to ensure that any Product does not pass out of Licensee's possession or control. Licensee shall promptly notify Licensor of all details of any claimed encumbrances upon, or any accident allegedly resulting from the use or operation of any Product.

3. CLIENT QUALITY CONTROL REQUIREMENTS. To preserve and protect Licensor's service marks and other proprietary rights, Licensee agrees, among other things, to do each of the following:

a. Administer and conduct each Product in accordance with operating instructions, specifications and recommendations made by Licensor. It is understood and agreed that, except for quality control necessary to preserve and protect Licensor's proprietary marks, if applicable, Licensee shall have full and sole authority and responsibility for implementing, marketing, and administering each Product and providing advice or information to patients or members of the general public, whether or not such information is based on the use of the Product.

b. Licensee shall participate and cooperate with Licensor in accumulating certain Licensee information. Each quarter, Licensee shall provide Licensor with certain performance data from the use of each Product, as reasonably requested by Licensor. Such information shall be kept confidential by Licensor and used strictly as statistical information to be shared with other authorized licensees.

4.       EVENTS OF DEFAULT BY LICENSEE.

a. Definition. "Event of Default by Licensee" shall mean those events described in (b) and (c) below:

b. Individual Schedules. Licensee shall be in default under this License Agreement as it relates to any individual Schedule, upon the happening of any of the following events or conditions:

         (i) Any default with respect to such Schedule by Licensee under Section 2 of this License Agreement and failure to cure the default immediately upon receipt of written notice from Licensor.

         (ii) Any default by Licensee in the performance or payment of any other obligation now or hereafter owed by Licensee to Licensor under such Schedule or this License Agreement as it relates to that Schedule and the continuance of such default for thirty (30) consecutive days after receipt of written notice from Licensor, except that, with respect to defaults under Section 3.a. of this License Agreement as it relates to such Schedule, Licensee shall have ninety
(90) days to cure default after receipt of written notice from Licensor;

c. The Agreement. Licensee shall be in default of the entire Agreement upon the dissolution, liquidation or termination of the existing Licensee or the discontinuance of its business, the insolvency or business failure of, or appointment of a receiver for any part of the property, or assignment for the benefit of creditors of, Licensee, or the commencement by or against Licensee of bankruptcy or insolvency proceedings which is not dismissed within ninety (90) days.

No express or implied waiver by Licensor of any Event of Default by Licensee hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default by Licensee, whether similar in kind or otherwise.

5.       EVENTS OF DEFAULT BY LICENSOR.

a. Definition. "Event of Default by Licensor" shall mean those events described in (b) and (c) below:

b. Individual Schedules. Licensor shall be in default under this License Agreement as it relates to any individual Schedule, upon the happening of any of the following events or conditions: a material default in the performance or payment of any obligation now or hereafter owed by Licensor to Licensee under said Schedule or the License Agreement as it relates to said Schedule and the continuance of such default for thirty (30) days after receipt of written notice from Licensee to Licensor of such default.

                                LICENSE AGREEMENT


c. The Agreement. Licensor shall be in default of the entire Agreement upon the happening of any of the following events or conditions: The dissolution, liquidation or termination of Licensor; the discontinuance of its business, the insolvency or business failure of, or appointment of a receiver for any part of the property, or assignment for the benefit of creditors of, Licensor; the commencement by or against Licensor of bankruptcy or insolvency proceedings which are not dismissed in ninety (90) days.

No express or implied waiver by Licensee of any Event of Default by Licensor hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default by Licensor, whether similar in kind or otherwise.

6. TERMINATION AND LICENSE TERM. This License Agreement is effective with respect to any Schedule so long as such Schedule remains in effect.

a. Termination by Licensee During Operation. Licensee may terminate this License Agreement as it relates to any individual Schedule (i) by providing at least twelve (12) months prior written notice to Licensor or (ii) upon the occurrence of an Event of Default by Licensor. Licensee may terminate the entire Agreement
(i) by providing at least twelve (12) months prior written notice to Licensor or
(ii) upon the occurrence of an event described in Section 5.c. above.

b. Termination by Licensor. Licensor may terminate this License Agreement as it relates to any individual Schedule upon the occurrence of any event described in
Section 4.b. by delivering written notice to Licensee specifying the nature of the default. Licensor may terminate the entire Agreement upon the occurrence of any event described in Section 4.c. above by delivering written notice to Licensee, specifying the nature of the default.

c. Licensee's Obligations Upon Termination. Licensee agrees that promptly upon the termination of this Agreement, or any portion thereof, Licensee shall return to Licensor any Product or portion thereof, including any copies of the foregoing, provided under the terminated portion(s) of the Agreement in Licensee's possession. Upon such termination, Licensee shall not make, nor permit, the use of any such Product or copy thereof. The provisions of Section 2.c. of this License Agreement concerning confidentiality shall survive the termination of the Agreement or any portion thereof.

d. Client Support Services. Upon termination pursuant to this Section 6, the client support services provided in the Schedule(s) subject to termination shall be discontinued.

e. No Release. Except as the parties otherwise may agree, or as expressly stated herein, no termination shall release Licensor or Licensee from any liability for recoverable damages caused by that party's material default under this Agreement.

7. RISK OF LOSS. All risk of loss, damage, theft or destruction to any equipment or other personal property, including any device on which any Product resides, in Licensee's possession and control shall be borne by Licensee.

8. INDEMNIFICATION.

a. Except for any obligation disclaimed pursuant to Section 9.c. herein, and matters as to which Licensee is required to indemnify Licensor pursuant to
Section 8.b. and c. herein, Licensor assumes liability for and hereby agrees to indemnify, protect and keep harmless Licensee, its officers, directors, shareholders, agents, employees and assigns for, from and against any and all liabilities, obligations, losses, damages, injuries, claims, demands, penalties, actions, costs and expenses, including reasonable attorneys' fees, of whatsoever kind and nature, arising out of any failure on the part of Licensor to perform or comply with its obligations under the Agreement. The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the expiration or other termination of this Agreement. Nothing contained in this Agreement shall authorize Licensee or any other person to operate any portion of any Product so as to incur or impose any liability or obligation for, or on behalf of, Licensor.

b. Licensee assumes liability for, and hereby agrees to indemnify, protect and keep harmless Licensor, its officers, directors, shareholders, agents, employees, and assigns, and Pfizer Health Sciences, Inc., its officers, directors, shareholders, agents, employees, assigns and affiliates for, from and against any and all liabilities, obligations, losses, damages, injuries, claims, demands, penalties, actions, costs and expenses, including reasonable attorneys' fees, of whatsoever kind and nature, arising out of any failure on the part of Licensee to perform or comply with its obligations under this Agreement.

                                LICENSE AGREEMENT


c. Except to the extent of Licensor's indemnity obligations under Section 8.a., Licensee assumes liability for, and hereby agrees to indemnify, protect and keep harmless Licensor, its officers, directors, shareholders, agents, employees, and assigns, and Pfizer Health Sciences, Inc., its officers, directors, shareholders, agents, employees, assigns and affiliates for, from and against any and all liabilities, obligations, losses, damages, inquiries, claims, demands, penalties, actions, costs and expenses, including reasonable attorney's fees, of whatsoever kind and nature, arising out of advice, information, health reference information or materials, provided directly or indirectly by Licensee or a representative of Licensee to an independent third party as a result of the normal use and operation of any Product.

d. Licensee represents to Licensor that Licensee has professional liability insurance and Licensee shall maintain professional liability insurance in at least such amount during the term of this Agreement and for a five year period thereafter. Upon Licensor's request, Licensee will provide certificates of insurance or other evidence reasonably demonstrating compliance with this Section.

9. WARRANTY AND DISCLAIMERS.

a.       Warranty.
         (i) Licensor represents and warrants that it has the title or right to grant to Licensee the license described herein for use of each Product.

         (ii) Licensor warrants that each Product will conform to the features, function descriptions and specifications of such Product set forth in user documentation and other written instructions provided by Licensor. This warranty is conditioned upon Licensee using each Product in accordance with the user documentation and other instructions provided by Licensor with respect to the Product and shall be null and void if Licensee alters or modifies the Product without the prior written consent of Licensor.

b. Infringement. Licensor further represents and warrants to Licensee that Licensor, at its own expense and in timely fashion, will defend, protect, indemnify and hold Licensee harmless against any and all liabilities, damages, costs and expenses, including reasonable attorneys' fees, which Licensee may incur or be held liable for by reason of any action, suit, proceeding or claim instituted against Licensee by any third party for infringement of any United States patent, copyright, trademark, trade secrets or other proprietary rights, based upon Licensee's use of any Product in unmodified form, provided that (1) Licensee promptly notifies Licensor in writing of any such action, suit, proceeding or claim and cooperates fully (at no out-of-pocket expense to Licensee) with Licensor in the defense thereof, and (2) Licensor has sole control of the defense and any related settlement negotiations. If any Product is, in Licensor's opinion, likely to become or does become the subject of a claim of infringement or misappropriation of a patent, copyright, trade secret or other proprietary right, Licensor may, in addition to its rights in this Section and at Licensor's election, (a) promptly replace the Product with a compatible, functionally equivalent non-infringing Product, (b) promptly modify the Product to make it non-infringing without materially impairing Licensee's ability to use the Product as intended, (c) promptly procure the right of Licensee to continue using the Product, or (d) refund the pro rata portion of Licensee's prepaid license fee (based on a useful life of two (2) years) and maintenance fees, and the license for such Product shall be terminated. This indemnity does not extend to modifications of any Product made by Licensee or any third party or to any unauthorized use of any Product.

c. Disclaimer; Limitations of Remedies. EXCEPT FOR THE EXPRESS WARRANTIES IN SUBSECTIONS (a) and (b) OF THIS SECTION 9 AND THOSE EXPRESSLY PROVIDED FOR IN ANY SCHEDULE OR EXHIBITS ATTACHED THERETO, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OR PERFORMANCE OF ANY PRODUCT OR THE MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE THEREOF. THUS, SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES CONCERNING PRODUCTS OR SERVICES PROVIDED BY LICENSOR, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AS MAY RELATE IN ANY WAY TO THE PRODUCT. IN NO EVENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WILL LICENSOR BE LIABLE TO LICENSEE FOR ANY DAMAGES, INCLUDING ANY LOSS OF GOODWILL, LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF OR INABILITY TO USE ANY PRODUCT.

Licensee assumes responsibility for the selection of each Product to achieve Licensee's intended results, and for the installation, use and the results obtained from that Product, including without limitation provision of advice, information, health reference information or materials to Licensee's customers or third parties.

d. The foregoing warranties are subject to modification as provided in each Schedule and any exhibits attached thereto.

                                LICENSE AGREEMENT


10. REMEDIES OF LICENSOR AND LICENSEE. Upon the occurrence of any Event of Default by Licensee and at any time thereafter, Licensor may, without further notice, exercise either simultaneously or successively any one or more of the following remedies, as Licensor in its sole discretion may elect:

a. Terminate any applicable portion of the Agreement pursuant to Section 6;

b. Take possession of any Product provided by any Schedule subject to the Event of Default by Licensee and all copies thereof without any liability for suit, action or other proceeding by Licensee;

c. Cause Licensee at its expense promptly to return each Product provided by any Schedule subject to the Event of Default by Licensee and all copies of such Product to Licensor;

d. Use, hold, sell or otherwise dispose of Licensee's interest in (i) the entire Agreement, if the entire Agreement is subject to default pursuant to 4.c. hereof, (ii) any portion of the Agreement which is subject to an Event of Default by the Licensee, or (iii) any Product or any item thereof provided by any Schedule subject to default, in accordance with the Uniform Commercial Code and, if notice thereof is required by law, any notice in writing of any such sale by Licensor to Licensee at least ten (10) days before the date thereof shall constitute reasonable notice thereof to Licensee; and

e. Proceed by appropriate action either at law or in equity to enforce performance by Licensee of the applicable covenants of this Agreement or to recover damages for the breach thereof.

Upon the occurrence of any Event of Default by the Licensor and at any time thereafter, Licensee may, without further notice, exercise any one or more of the following remedies, at its sole discretion:

f. Terminate any applicable portion of the Agreement, pursuant to Section 6;

g. Proceed by appropriate action either at law or in equity to enforce performance by Licensor of the applicable covenants of this Agreement or to recover damages for the breach thereof.

h. Continue to use each Product in accordance with the terms and conditions (including applicable fee provisions) of this Agreement as if no Event of Default by Licensor had occurred.

Subject to Section 9 of this License Agreement and any express limitation on remedies in any Schedule or any exhibits attached thereto, none of the remedies under this License Agreement are intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Licensor or Licensee in law or in equity. Any repossession or subsequent sale by Licensor of any interest in any Product shall not bar an action for damages as herein provided, and the bringing of an action or the entry of the judgment against Licensee shall not bar Licensor's right to repossess any or all items of any Product.

11. TAXES. Licensee shall keep each Product free and clear of all levies, liens and encumbrances and shall pay all assessments, license fees, taxes (including sales, use, excise, stamp, documentary, personal property and other taxes) and all other governmental charges, fees, fines or penalties whatsoever on or relating to each Product or the use, shipment, transportation, delivery, or operation thereof, and on or relating to this Agreement or services provided pursuant thereto, except that the foregoing shall not include any federal or state income taxes or taxes based upon ownership of any Product imposed upon and payable by Licensor.

In the event use or sales taxes (or similar excise taxes) are properly assessed or assessable on Licensee's use of any materials, items or information acquired by it pursuant hereto and Licensor has a collection obligation with respect thereto, Licensee agrees to cooperate with Licensor in connection therewith and to pay promptly all such taxes and any interest and penalties in respect thereof.

12. GENERAL PROVISIONS.

a. Acceptable by Authorized Agent. This Agreement and attached Schedule(s) shall be binding on Licensor only upon being accepted in writing by the President, Chief Operating Officer or Chief Financial Officer of Licensor.

                                LICENSE AGREEMENT


b. Notice. Any notice to any party under this Agreement shall be in writing, shall be effective on the earlier of (i) the date when received by such party, or (ii) the date which is three (3) days after mailing (postage prepaid) by certified or registered mail, return receipt requested, to the address of such party set forth herein, or to such other address as shall have previously been specified in writing by such party to all parties hereto.

c. Attorneys' Fees. If suit is brought or an attorney is retained by any party to this Agreement to enforce the terms of this Agreement or to collect any money due hereunder, or to collect money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys' fees, court costs, costs of investigation and other related expenses incurred in connection therewith.

d. Integration and Governing Law. This Agreement represents the entire agreement of the parties on the subject matter hereof, and all agreements entered into prior hereto, are revoked and superseded by this Agreement, and no representations, warranties, inducements or oral agreements have been made by any of the parties except as expressly set forth herein or in other contemporaneous written agreements. This Agreement may not be changed, modified or rescinded except in writing, signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect. This Agreement shall be deemed to be made under, and shall be construed in accordance with and shall be governed by, the laws of Arizona, as if both parties were residents of Arizona and the Agreement were to be performed entirely within Arizona.

e. Interest on Overdue Amounts. Amounts past due thirty (30) days or more shall bear interest at the lower rate of eighteen percent (18%) per annum or the highest rate permitted by law until paid, and in connection with such past due amounts, Licensee shall pay an annual service charge of Twenty-Five Dollars ($25.00).

f. No Waiver of Remedies. Nothing in this Agreement shall be construed to eliminate or waive any remedies at law or in equity to either party.


g. Incorporation of Schedules and Exhibits. Any schedule or exhibit attached hereto shall be deemed to have been incorporated herein by this reference, with the same force and effect as if fully set forth in the body hereof.

h. Severability. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

i. Other. Licensee agrees not to solicit or hire or employ an employee of Licensor without written consent of Licensor.

13. Escrow of Source Code. At the written request from Licensee, Licensor shall deposit in escrow with Record Management Systems, Inc. ("Escrow Holder") a copy of the most current version of the source code for any and all portions of each Product owned by Licensor and all additional relevant documentation required for an experienced programmer/analyst to reasonably understand and maintain such portion of the Product, brought up to date to the date of delivery of the Product, and Licensor shall continue to update such source code and documentation as the Product is updated in accordance with this Agreement. Such source code and documentation shall be released by the Escrow Holder to Licensee in the event that Licensor is unable to perform and meet its support and maintenance obligations under the License Agreement. Licensor shall have the right to change and replace escrow holder with another qualified escrow holder. Licensor will notify Licensee, in writing, of the new escrow and certify in writing that the source code of each such Product has been transferred to new escrow holder.

EXECUTED as of the first date set forth above.
National Health Enhancement Systems, Inc.                 Licensee
3200 North Central Avenue, Suite 1750
Phoenix, Arizona 85012                                    ______________________
                                                          Print Name of Licensee


_____________________________________                     ______________________
Authorized Agent                                          Authorized Agent


_____________________________________                     ______________________
Print Name of Agent                                       Print Name of Agent


                                   Schedule E.

                Annual License, Support and Maintenance Agreement
                                    (Pfizer)


This Schedule amends and supplements that certain License Agreement by and between National Health Enhancement Systems, Inc., a Delaware corporation ("Licensor"), and , ("Licensee") dated . All capitalized terms used herein and not otherwise defined herein shall have the meanings expressly assigned thereto in the License Agreement. In the event of any conflict between any term or condition in the License Agreement and in this Schedule (or any exhibits attached hereto), the terms and conditions of this Schedule shall control. This
Schedule is dated .


1. DEFINITIONS.

a. The term "Product" means: (i) the CENTRAMAX. M(TM) software product ("CENTRAMAX. M" or "Software"), (ii) the HEALTH REFERENCE INFORMATION SYSTEM(TM) ("HRIS"), (iii) the related CENTRAMAX. M user's manuals ("User's Manuals") and
(iv) other proprietary materials related to the Software and HRIS that are provided by Licensor (collectively, the User's Manuals and other proprietary materials shall be referred to as the "Related Materials").

b. The term "License" means: the terms and conditions of the License Agreement, this Schedule and any exhibits attached hereto.


2. FEES TO BE PAID BY LICENSEE; DELIVERABLE BY LICENSOR.

a. Annual License, Support Fee and Third Party License Fee. Licensee shall pay Licensor an Annual Support Fee of Dollars ($ ) ("License and Support Fee"). The License and Support Fee entitles Licensee to continued use of the Product and to the Client Support Services for the Product as defined in Section 4 of this Schedule. Licensee shall pay to Licensor a Third Party License Fee of ($ ) ("Third Party License Fee"). The Third Party License Fee is to support the cost incurred by Licensor for third party vendor obligations of the Product. Together the License, Support Fee and Third Party License Fee shall be collectively referred to hereafter as "Annual Fee". The Annual Fee shall be due beginning , 19 and thereafter the Annual Support Fee shall be paid annually on the anniversary date of this Schedule, within thirty (30) days from the date of invoice. Each payment shall be in the form of a check payable to National Health Enhancement Systems, Inc. Licensor may increase the Annual Fee once each calendar year ("Annual Adjustment"). The Annual Adjustment shall be the greater of (i) five percent (5%) of the then Annual Fee or (ii) an adjustment based upon the "United States City Average (All Urban Consumers) -- All Items" index of the Consumer Price Index published by the Bureau of Labor Statistics, United States Department of Labor ("CPI"). The CPI adjustment shall be calculated as follows:
The Annual Fee to be adjusted shall be multiplied by a fraction. The numerator of this fraction shall be the CPI for the most recent month for which the CPI is available at the time the adjustment calculation is made. The denominator of the fraction shall be the CPI for the month in which the most recent Annual Adjustment was made. The CPI in the numerator and the denominator shall have the same base year. In no case, however, shall the application of this formula result in the reduction of the Annual Fee.

b. Confidential Price. The pricing in this License is confidential and Licensee agrees not to disclose the purchase price or terms of this License with any third party other than as required by law.


3. LICENSE. The license granted pursuant to Section 2 of the License Agreement with respect to the Product set forth in this Schedule is a perpetual, nonexclusive and nontransferable license to use the Product, subject to earlier termination in accordance with Section 6 of the License Agreement. This license does not extend to multiple geographic locations. Multiple copies of the License and the Product must be purchased for multiple locations.


                                   SCHEDULE E

                Annual License, Support and Maintenance Agreement
                                    (Pfizer)


4. CLIENT SUPPORT SERVICES.

a. Maintenance. Licensor will provide to Licensee maintenance and support services as hereinafter set forth for the most current version of each Software program. The period for the rendering of such services shall be annual and shall be automatically renewed each year unless either party terminates this License upon written notice as provided for in Section 6 of the License Agreement.

b. Maintenance Fees. The maintenance and support fees for each Software program shall be determined as provided herein. Fees for maintenance and support shall be invoiced by Licensor annually and shall be payable by Licensee within thirty
(30) days after receipt of invoice by Licensee.

c. Maintenance Services. As long as a Software program is to be maintained and supported by Licensor hereunder:

         (i) Licensor shall correct any variance in the operational condition of the Software program from the specifications set forth in the User's Manuals, provided Licensee advises Licensor of the existence of such variance during the period for which maintenance and support is to be provided hereunder for such Software program and provided further that the variance can be corrected with reasonable effort, including the correction of the software code. Licensor shall distribute to Licensee one copy of the corrected program or patches as soon as it is available. Licensee shall be responsible for effecting such changes and corrections in each copy of the applicable Software licensed by Licensee. Licensor will respond to Licensee's request for maintenance and support services within a reasonable time considering all circumstances at the time of the request, including the nature of the service or support required. Such maintenance and support services do not include on-site maintenance or support which, subject to availability of personnel, will be offered to Licensee only at a separate charge.

         (ii) Licensor shall provide support and maintenance services via a toll-free telephone number to representatives of Licensee who have successfully completed the required training program. Telephone support is defined as "answering questions requiring a reasonable amount of time, usually during the same telephone call." Telephone support shall be available Monday through Friday, holidays excluded, during normal local business hours from 8:00 a.m. to 5:00 p.m. Telephone support service is available during extended hours for a fee of fifty dollars ($50.00) per call. Extended hours are 8:00 a.m. to 5:00 p.m. Mountain Standard Time on Saturdays, Sundays and holidays. Additional telephone support for non-certified representatives of Licensee will be provided for a fee of seventy dollars ($70.00) per hour billed monthly net thirty (30).

         (iii) Licensee agrees to identify a competent technical support person at Licensee's organization responsible for the ongoing oversight and technical support issues to assist Licensor in resolving technical software matters. If Licensee is unable to identify and Licensor is required to provide on-site support services because of the absence of this individual, Licensee agrees to pay Licensor a fee of $1,000 per day and reasonable out-of-pocket travel expenses.

         (iv) Licensor shall promptly make available to Licensee all modifications and improvements to the Software that are generally released by Licensor to other licensees of the Software. Modification and improvements may include, but are not limited to:

                  1. Systems Updates. Versions of the appropriate Software which operate under new releases of the computer manufacturer's operating system.

                  2. Computer Program Modifications. Versions of the appropriate Software which encompass improvements and other changes which Licensor, at its sole discretion, deems to be improvements or modifications of the original version of the Software.

                  3.   Documentation.   Updates   and   modifications   of  user
documentation of the appropriate Software.


                                   SCHEDULE E

                Annual License, Support and Maintenance Agreement
                                    (Pfizer)


d. New Capabilities. New capabilities, or software programs which are generally released as new and/or different from the Software described in this License are not covered under this Agreement. Licensor reserves the sole right to determine which capabilities shall be made available hereunder and which shall be deemed to be new and different and not included in the applicable Software licensed hereunder. All corrections, modifications, improvements and enhancements to the Software shall remain the property of Licensor and shall be used by Licensee only as part of the Software subject to this Agreement.



EXECUTED as of the first date set forth above.

National Health Enhancement Systems, Inc.                 Licensee
3200 North Central Avenue, Suite 1750
Phoenix, Arizona 85012                                    ______________________
                                                          Print Name of Licensee


________________________________                          ______________________
Authorized Agent                                          Authorized Agent


________________________________                          ______________________
Print Name of Agent                                       Print Name of Agent

                                   Schedule F.

                       LICENSES TO NHES FROM THIRD PARTIES

1) Agreement between Micromedex Inc. ("MDX") and National Health Enhancement Systems ("NHES") dated October 1, 1992 and amended on March 28, 1995.

2) Agreement between Parlay and National Health Enhancement Systems ("NHES") dated February 5, 1992.

3) Agreement between Dr. Barton Schmitt and National Health Enhancement Systems ("NHES") dated October 14, 1994.

4) Agreement between Micro Focus and National Health Enhancement Systems ("NHES") dated June 8, 1989 and OSX dated April 27, 1992.

5) Agreement between Programmed Intelligence Corporation and National Health Enhancement Systems ("NHES") dated December 4, 1989.

6) Agreement between MapInfo and National Health Enhancement Systems ("NHES") dated February 15, 1995.

7) Agreement between COGNOS and National Health Enhancement Systems ("NHES") dated September 30, 1994.

8) Agreement between Brite Voice Systems, Inc. and National Health Enhancement Systems ("NHES") dated May 19, 1992 and amendment dated September 15, 1992.

9) Agreement between Advanced Logics, Inc. and National Health Enhancement Systems, Inc. dated August 25, 1994.


                                   Schedule G.

Blanket lien to Venture Lending, a division of Cupertino National Bank & Trust, Palo Alto California on all NHES assets in connection with the Loan and Security Agreement dated November 31, 1995.


                                   Schedule H.

                    Product Support and Consulting Rate Fees

                       SKILL                            RATE/HOUR
            Project Manager                           $[Deleted - see *]
            Analyst                                   $[Deleted - see *]
            Data Base Analyst                         $[Deleted - see *]
            Programmer/Analyst                        $[Deleted - see *]
            Voice Response Analyst                    $[Deleted - see *]
            Reporting Specialist                      $[Deleted - see *]
            Quality Assurance                         $[Deleted - see *]
            Documentation Specialist                  $[Deleted - see *]
            Training Specialist                       $[Deleted - see *]
            Client Support Analyst                    $[Deleted - see *]
            Physician Consultation                    $[Deleted - see *]
            Nurse Consultation                        $[Deleted - see *]
            Clerical                                  $[Deleted - see *]


                                   Schedule I.

                  PRESENT SIGNIFICANT OWNERS OF NHES SECURITIES

Edward B. Diethrich, M.D. and Gloria B. Diethrich (Trust)
Gregory J. Petras
John P. Delmatoff
Terri S. Langhans
Bisgrove Financial Management Limited Partnership


                                   Schedule J.

           Quarterly - Purchase Schedule of NHES Products and Services

[Deleted - see *]